UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 29, 2016

NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota	001-33999	95-3848122
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

315 Manitoba Avenue – Suite 200
Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 476-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 8.01. Other Events.
On January 29, 2016, the Board of Directors of Northern Oil and Gas, Inc. (the "Company") voted unanimously to further enhance its corporate governance practices by separating the positions of Chief Executive Officer and Chairman of the Board.  The Board appointed Richard Weber, an existing independent director of the Company, as Chairman.  Michael Reger will continue as the CEO and as a director of the Company.
Mr. Weber has been a director of the Company since August 2011.  Mr. Weber is a founding partner and the Chairman and Chief Executive Officer of PennEnergy Resources, LLC, a private equity-backed independent oil and gas operator focused on the Marcellus and Utica Shale in Pennsylvania.  Prior to co-founding PennEnergy Resources in June 2011, he was President of Atlas Energy, Inc. from September 2009 to February 2011, President and Chief Operating Officer of Atlas Energy Resources, LLC from April 2006 to February 2011, and a director of Atlas Energy Resources, LLC from December 2006 to September 2009.  Atlas, which was sold to Chevron Corporation in 2011, operated more than 10,000 oil and gas wells in four different basins, including the Appalachian Basin.  In addition, Atlas owned and controlled the general partner of Atlas Pipeline Partners, L.P., a mid-stream MLP having pipeline and natural gas processing assets in the Appalachian Basin and Mid-Continent region. Prior to joining Atlas, Mr. Weber spent 14 years at McDonald & Company Securities, Inc., subsequently acquired by KeyBanc Capital Markets, where he founded that firm's Energy Group.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORTHERN OIL AND GAS, INC.

By:	/s/ Erik J. Romslo
Erik J. Romslo
Executive Vice President and General Counsel

Date: February 1, 2016